Oppenheimer
Municipal Bond Fund

Prospectus dated November 28, 2001

                                                              Oppenheimer Municipal Bond Fund is a mutual fund. It
                                                              seeks current income exempt from federal income taxes
                                                              by investing in municipal securities, while
                                                              attempting to preserve capital.
                                                                   This Prospectus contains important information
                                                              about the Fund's objective, its investment policies,
                                                              strategies and risks. It also contains important
                                                              information about how to buy and sell shares of the
                                                              Fund and other account features. Please read this
                                                              Prospectus carefully before you invest and keep it
                                                              for future reference about your account.

As with all mutual funds, the Securities and
Exchange Commission has not approved or disapproved
the Fund's securities nor has it determined that
this Prospectus is accurate or complete.
It is a criminal offense to represent otherwise.

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CONTENTS

                             ABOUT THE FUND

                  3          The Fund's Investment Objective and Strategies
                  3          Main Risks of Investing in the Fund
                  5          The Fund's Past Performance
                  6          Fees and Expenses of the Fund
                  8          About the Fund's Investments
                  11         How the Fund is Managed

                             ABOUT YOUR ACCOUNT

                  12         How to Buy Shares
                             Class A Shares
                             Class B Shares
                             Class C Shares

                  20         Special Investor Services
                             AccountLink
                             PhoneLink
                             OppenheimerFunds Internet Web Site

                  21         How to Sell Shares
                             By Mail
                             By Telephone
                             By Checkwriting

                  24         How to Exchange Shares
                  26         Shareholder Account Rules and Policies
                  28         Dividends and Taxes
                  29         Financial Highlights

ABOUT THE FUND

The Fund's Investment Objective and Strategies
WHAT IS THE FUND'S INVESTMENT OBJECTIVE?  The Fund seeks as high a level of current interest income exempt from federal income taxes as is available from investing in municipal securities, while attempting to preserve capital.

WHAT DOES THE FUND MAINLY INVEST IN?  The Fund invests mainly in municipal securities that pay interest exempt from federal individual income tax. These primarily include municipal bonds (which are long term obligations), municipal notes (short term obligations), interests in municipal leases, and tax-exempt commercial paper. Most of the securities the Fund buys must be "investment grade" (the four highest rating categories of national rating organizations such as Moody's).

       The Fund does not limit its investments to securities of a particular maturity range, but currently focuses on longer-term securities with maturities between 5 and 30 years when issued.  This portfolio strategy is subject to change.  These investments are more fully explained in "About the Fund's Investments," below.

HOW DO THE PORTFOLIO MANAGERS DECIDE WHAT SECURITIES TO BUY OR SELL?  In selecting securities for the Fund, the portfolio managers look nationwide for municipal securities using a variety of factors which may change over time and may vary in particular cases. The portfolio managers currently look for:

   o   Securities that provide high current income,
   o   A wide range of securities to diversify the portfolio,
   o   Securities having favorable credit characteristics, and
   o   Special situations that provide opportunities for value.

WHO IS THE FUND DESIGNED FOR?   The Fund is designed for individual investors who are seeking income exempt from federal income taxes. The Fund does not seek capital gains or growth. Because it invests in tax-exempt securities, the Fund is not appropriate for retirement plan accounts or for investors who want to pursue capital growth.  The Fund is not a complete investment program.

Main Risks of Investing in the Fund
All investments have risks to some degree. The Fund's investments are subject to changes in their value from a number of factors, described below. There is also the risk that poor security selection by the Fund's investment
Manager, OppenheimerFunds, Inc., will cause the Fund to underperform other funds having a similar objective.
There is no assurance that the Fund will achieve its objective.

CREDIT RISK.  Municipal securities are debt securities that are subject to credit risk. Credit risk is the risk that the issuer of a municipal security might not make interest and principal payments on the security as they become due. If the issuer fails to pay interest, the Fund's income might be reduced, and if the issuer fails to repay principal, the value of that security and of the Fund's shares may be reduced. Because the Fund can invest as much as 25% of its assets in municipal securities below investment grade to seek higher income, the Fund's credit risks are greater than those of funds that buy only investment-grade bonds. A downgrade in an issuer's credit rating or other adverse news about an issuer can reduce the value of that issuer's security.
INTEREST RATE RISKS.  Municipal securities are subject to changes in value when prevailing interest rates change.
When interest rates fall, the values of already-issued municipal securities generally rise. When interest rates rise, the values of already-issued municipal securities generally fall and the bonds may sell at a discount from their face amount. The magnitude of these price changes is generally greater for bonds with longer maturities.
The Fund currently focuses on longer term securities to seek higher income. Therefore, its share prices may fluctuate more when interest rates change.

HOW RISKY IS THE FUND OVERALL? The risks described above collectively form the overall risk profile of the Fund, and can affect the value of the Fund's investments, its investment performance, and the prices of its shares.
This means that you can lose money by investing in the Fund. When you redeem your shares, they may be worth more or less than what you paid for them.  There is no assurance that the Fund will achieve its investment objective.
The value of the Fund's investments in municipal securities will change over time due to a number of factors.
They include changes in general bond market movements, the change in value of particular bonds because of an event affecting the issuer, or changes in interest rates that can affect bond prices overall. These changes can affect the value of the Fund's investments and its prices per share. In the OppenheimerFunds spectrum, the Fund is more conservative than some types of taxable bond funds, such as high yield bond funds, but has greater risks than money market funds.

An investment in the Fund is not a deposit of any bank, and is not insured or guaranteed by the Federal Deposit
Insurance Corporation or any other government agency.

The Fund's Past Performance

The bar chart and table below show one measure of the risks of investing in the Fund, by showing changes in the
Fund's performance (for its Class A shares) from year to year for the past ten calendar years and by showing how the average annual total returns of the Fund's shares compare to those of a broad-based market index. The Fund's past investment performance is not an indication of how the Fund will perform in the future.

                                                    (BAR CHART)
                                         [see appendix to the prospectus]

For the period from 1/1/01 through 9/30/01, the cumulative return (not annualized) for Class A shares was 3.87%.
Sales charges are not included in the calculations of return in this bar chart, and if those charges were included, the returns would be less than those shown.

During the 10-year period shown in the bar chart, the highest return (not annualized) for a calendar quarter was
8.58% (1Q'95) and the lowest return (not annualized) for a calendar quarter was -6.51% (1Q'94).

                                                   --------------------- --------------------- ---------------------

                                                                               5 Years               10 years
Average Annual Total Returns                                              (or life of class,    (or life of class,
For the periods ended December 31, 2000                   1 Year               if less)              if less)

-------------------------------------------------- --------------------- --------------------- ---------------------
-------------------------------------------------- --------------------- --------------------- ---------------------

Class A Shares (inception 10/27/76)                       2.85%                 3.55%                 5.95%

-------------------------------------------------- --------------------- --------------------- ---------------------
-------------------------------------------------- --------------------- --------------------- ---------------------

Lehman Brothers Municipal Bond Index (1)                  11.68%                5.84%                 7.32%

-------------------------------------------------- --------------------- --------------------- ---------------------
-------------------------------------------------- --------------------- --------------------- ---------------------

Class B Shares (inception 3/16/93)                        2.06%                 3.43%                 4.40%

-------------------------------------------------- --------------------- --------------------- ---------------------
-------------------------------------------------- --------------------- --------------------- ---------------------

Class C Shares (inception 8/29/95)                        6.06%                 3.75%                 4.57%

--------------------------------------------------

(1) From 12/31/90

The Fund's average annual total returns include the applicable sales charge: for Class A, the current maximum initial sales charge of 4.75%; for Class B, the applicable contingent deferred sales charges of 5% (1-year) and
2% (5-years); for Class C, the 1% contingent deferred sales charge for the 1-year period.  Because Class B shares convert to Class A shares 72 months after purchase, Class B "life-of-class" performance does not include the contingent deferred sales charge and uses Class A performance for the period after conversion. The returns measure the performance of a hypothetical account and assume that all dividends and capital gains distributions have been reinvested in additional shares. The performance of the Fund's Class A shares is compared to the Lehman
Brothers Municipal Bond Index, an unmanaged index of a broad range of investment grade municipal bonds. The index performance reflects investment of income but does not consider transaction costs.  The Fund's investments may vary from the securities in the index.

Fees and Expenses of the Fund

The Fund pays a variety of expenses directly for management of its assets, administration, distribution of its shares and other services. Those expenses are subtracted from the Fund's assets to calculate the Fund's net asset values per share. All shareholders therefore pay those expenses indirectly. Shareholders pay other expenses directly, such as sales charges and account transaction charges. The following tables are meant to help you understand the fees and expenses you may pay if you buy and hold shares of the Fund. The numbers below are based on the Fund's expenses during its fiscal year ended July 31, 2001.

Shareholder Fees (charges paid directly from your investment):

--------------------------------------------------
                                                     Class A Shares       Class B Shares        Class C Shares
-------------------------------------------------- -------------------- ------------------- -----------------------
-------------------------------------------------- -------------------- ------------------- -----------------------
Maximum Sales Charge (Load) on                            4.75%                None                  None
Purchases (as a % of offering price)
-------------------------------------------------- -------------------- ------------------- -----------------------
-------------------------------------------------- -------------------- ------------------- -----------------------
Maximum Deferred Sales Charge (Load)
(as % of the lower of the original offering               None1                5%2                   1%3
price or redemption proceeds)
--------------------------------------------------

1. A 1% contingent deferred sales charge may apply to redemptions of investments of $1 million or more of Class A shares. See "How to Buy Shares" for details.
2. Applies to redemptions in first year after purchase. The contingent deferred sales charge declines to 1% in the sixth year and is eliminated after that.
3. Applies to shares redeemed within 12 months of purchase.

Annual Fund Operating Expenses (deducted from Fund assets):
(% of average daily net assets)
---------------------------------------------------
                                                      Class A Shares       Class B Shares       Class C Shares
--------------------------------------------------- -------------------- -------------------- -------------------
--------------------------------------------------- -------------------- -------------------- -------------------
Management Fees                                            0.53%                0.53%               0.53%
--------------------------------------------------- -------------------- -------------------- -------------------
--------------------------------------------------- -------------------- -------------------- -------------------
Distribution and/or Service (12b-1) Fees                   0.23%                1.00%               1.00%
--------------------------------------------------- -------------------- -------------------- -------------------
--------------------------------------------------- -------------------- -------------------- -------------------

Other Expenses                                             0.09%                0.09%               0.09%

--------------------------------------------------- -------------------- -------------------- -------------------
--------------------------------------------------- -------------------- -------------------- -------------------

Total Annual Operating Expenses                            0.85%                1.62%               1.62%

--------------------------------------------------- -------------------- -------------------- -------------------

Expenses may vary in future years. "Other Expenses" include transfer agent fees, custodial fees, and accounting and legal expenses the Fund pays.

EXAMPLES.   The following examples are intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The examples assume that you invest $10,000 in a class of shares of the
Fund for the time periods indicated, and reinvest your dividends and distributions.

       The first example assumes that you redeem all of your shares at the end of those periods. The second example assumes that you keep your shares. Both examples also assume that your investment has a 5% return each year and that the class's operating expenses remain the same. Your actual costs may be higher or lower because expenses will vary over time. Based on these assumptions your expenses would be as follows:

----------------------------------------------
If shares are redeemed:                             1 year           3 years          5 years         10 years1
---------------------------------------------- ----------------- ----------------- --------------- ----------------
---------------------------------------------- ----------------- ----------------- --------------- ----------------

Class A Shares                                       $558              $733             $  924          $1474

---------------------------------------------- ----------------- ----------------- --------------- ----------------
---------------------------------------------- ----------------- ----------------- --------------- ----------------

Class B Shares                                       $665              $811            $1081            $1527

---------------------------------------------- ----------------- ----------------- --------------- ----------------
---------------------------------------------- ----------------- ----------------- --------------- ----------------

Class C Shares                                       $265              $511             $  881          $1922

---------------------------------------------- ----------------- ----------------- --------------- ----------------

----------------------------------------------
If shares are not redeemed:                         1 year           3 years          5 years         10 years1
---------------------------------------------- ----------------- ----------------- --------------- ----------------
---------------------------------------------- ----------------- ----------------- --------------- ----------------

Class A Shares                                       $558              $733             $924            $1474

---------------------------------------------- ----------------- ----------------- --------------- ----------------
---------------------------------------------- ----------------- ----------------- --------------- ----------------

Class B Shares                                       $165              $511             $881            $1527

---------------------------------------------- ----------------- ----------------- --------------- ----------------
---------------------------------------------- ----------------- ----------------- --------------- ----------------

Class C Shares                                       $165              $511             $881            $1922

---------------------------------------------- ----------------- ----------------- --------------- ----------------

In the first example, expenses include the initial sales charge for Class A and the applicable Class B or Class C contingent deferred sales charges. In the second example, the Class A expenses include the sales charge, but
Class B and Class C expenses do not include contingent deferred sales charges.
1. Class B expense for years 7 through 10 are based on Class A expenses, since Class B shares automatically convert to Class A after 6 years.

About the Fund's Investments

THE FUND'S PRINCIPAL INVESTMENT POLICIES.   The allocation of the Fund's portfolio among different types of investments will vary over time based upon the Manager's evaluation of economic and market trends. Under normal market conditions, the Fund attempts to invest 100% of its assets in municipal securities. As a fundamental policy, the Fund invests at least 80% of its total assets in municipal securities. The Statement of Additional
Information contains more detailed information about the Fund's investment policies and risks.

       The Manager tries to reduce risks by carefully researching securities before they are purchased. The Fund attempts to reduce its exposure to market risks by diversifying its investments, that is, by not holding a substantial amount of securities of any one issuer and by not investing too great a percentage of the Fund's assets in any one issuer.

       However, changes in the overall market prices of municipal securities and the income they pay can occur at any time. The yield and share price of the Fund will change daily based on changes in interest rates and market conditions, and in response to other economic events.

MUNICIPAL SECURITIES.  The Fund buys municipal bonds and notes, tax-exempt commercial paper, certificates of participation in municipal leases, and other debt obligations. These debt obligations are issued by state governments, as well as their political subdivisions (such as cities, towns and counties), and their agencies and authorities. The Fund can also buy securities issued by the District of Columbia, any commonwealths, territories or possessions of the United States, or their respective agencies, instrumentalities or authorities, if the interest paid on the security is not subject to federal individual income tax (in the opinion of bond counsel to the issuer at the time the security is issued).

       Municipal securities are issued to raise money for a variety of public or private purposes, including financing state or local governments, financing specific projects or public facilities. The Fund can buy both long-term and short-term municipal securities. Long-term securities have a maturity of more than one year. The
Fund currently focuses on longer-term securities with maturities between 5 and 30 years when issued, to seek higher income.

       The Fund can buy municipal securities that are "general obligations," secured by the issuer's pledge of its full faith, credit and taxing power for the payment of principal and interest. The Fund can also buy "revenue obligations," payable only from the revenues derived from a particular facility or class of facilities, or a specific excise tax or other revenue source. Some of these revenue obligations are private activity bonds that pay interest that may be a tax preference for investors subject to alternative minimum tax.

o      Municipal Lease  Obligations.  Municipal  leases are used by state and local  governments to obtain funds to acquire land,  equipment or facilities.  The Fund can invest in certificates of participation that represent a proportionate  interest in payments made under municipal lease obligations.  Most municipal leases,  while secured  by the leased  property,  are not  general  obligations  of the  issuing  municipality.  They often contain  "non-appropriation"  clauses under which the municipal  government  has no obligation to make lease or installment  payments in future years unless money is  appropriated  on a yearly basis. If the government stops making payments or transfers its payment  obligations to a private entity,  the obligation  could lose value or become taxable.

Ratings of Municipal Securities the Fund Buys. Most of the municipal securities the Fund buys are "investment grade" at the time of purchase. The Fund does not invest more than 25% of its total assets in municipal securities that at the time of purchase are not "investment-grade." "Investment grade" securities are those rated within the four highest rating categories of Moody's, Standard & Poor's or Fitch or another nationally recognized rating organization, or (if unrated) are judged by the Manager to be comparable to rated investment grade securities. Rating categories are described in the Statement of Additional
       Information. A reduction in the rating of a security after the Fund buys it will not automatically require the Fund to dispose of that security. However, the Manager will evaluate those securities to determine whether to keep them in the Fund's portfolio.

       The Manager may rely to some extent on credit ratings by nationally recognized rating agencies in evaluating the credit risk of securities selected for the Fund's portfolio. It may also use its own research and analysis. Many factors affect an issuer's ability to make timely payments, and the credit risks of a particular security may change over time.

o      Special Credit Risks of Lower-Grade Securities. Municipal securities that are below investment grade
       (these are sometimes called "junkbonds") may be subject to greater price fluctuations and risks of loss of income and principal than investment-grade municipal securities. Securities that are (or that have fallen)
       below investment grade have a greater risk that the issuers might not meet their debt obligations.

CAN THE FUND'S INVESTMENT OBJECTIVE AND POLICIES CHANGE?  The Fund's Board of Trustee can change non-fundamental policies without shareholder approval, although significant changes will be described in amendments to this
Prospectus. Fundamental policies cannot be changed without the approval of a majority of the Fund's outstanding voting shares. The Fund's investment objective is a fundamental policy. An investment policy or technique is not fundamental unless this Prospectus or the Statement of Additional Information says that it is.

OTHER INVESTMENT STRATEGIES.   To seek its objective, the Fund can also use the investment techniques and strategies described below. The Fund might not always use all of them. These techniques involve risks although some are designed to help reduce overall investment risks.

Floating Rate/Variable Rate Obligations. Some municipal securities have variable or floating interest rates.
       Variable rates are adjustable at stated periodic intervals. Floating rates are automatically adjusted according to a specified market rate for such investments, such as the percentage of the prime rate of a bank, or the 91-day U.S. Treasury Bill rate.

       Variable rate bonds known as "inverse floaters" pay interest at rates that move in the opposite direction of yields on short-term bonds in response to market changes. As interest rates rise, inverse floaters produce less current income, and their market value can become volatile. Inverse floaters are a type of
       "derivative security."  Some have a "cap," so that if interest rates rise above the "cap," the security pays additional interest income. If rates do not rise above the "cap," the Fund will have paid an additional amount for a feature that proves worthless.

Other Derivatives. The Fund can invest in derivative securities that pay interest that depends on the change in value of an underlying asset, interest rate or index. Options and futures (discussed below) are also examples of derivatives. The Fund may use derivatives to seek increased returns or to try to hedge investment risks. Examples of external pricing mechanisms are interest rate swaps, municipal bond indices or swap indices.
   o   There Are Special Risks in Using Derivatives. If the issuer of the derivative investment does not pay the amount due, the Fund can lose money on its investment. Also, the underlying security or investment on which the derivative is based, and the derivative itself, may not perform the way the Manager expected it to perform. If that happens, the Fund will get less income than expected or its share price could decline.
       To try to preserve capital, the Fund has limits on the amount of particular types of derivatives it can hold. For example, the Fund will not invest more than 20% of its total assets in inverse floaters.
Puts and Stand-By Commitments. The Fund can acquire "stand-by commitments" or "puts" with respect to municipal securities. The Fund obtains the right to sell specified securities at a set price on demand to the issuing broker-dealer or bank. However, this feature may result in a lower interest rate on the security.
       The Fund acquires stand-by commitments or puts solely to enhance portfolio liquidity.
Illiquid Securities. Investments may be illiquid because they do not have an active trading market, making it difficult to value them or dispose of them promptly at an acceptable price. The Fund will not invest more than 15% of its net assets in illiquid securities. The Manager monitors holdings of illiquid securities on an ongoing basis to determine whether to sell any holdings to maintain adequate liquidity. The Fund cannot buy a security that has a restriction on its resale.
Hedging. The Fund can buy and sell futures contracts, put and call options, or enter into interest rate swap agreements. These are all referred to as "hedging instruments."  The Fund does not use hedging instruments for speculative purposes, and has limits on the use of them. The Fund does not use hedging instruments to a substantial degree and is not required to use them in seeking its goal. Hedging involves risks. If the
       Manager uses a hedging instrument at the wrong time or judges market conditions incorrectly, the strategy could reduce the Fund's returns.

Temporary Defensive and Interim Investments. In times of unstable adverse market or economic conditions, the Fund can invest up to 100% of its total assets in temporary defensive investments that are inconsistent with the Fund's principal investment strategies. Generally they would be short-term municipal securities but could be U.S. government securities or highly-rated corporate debt securities. The income from some temporary defensive investments may not be tax-exempt, and therefore when making those investments the
       Fund might not achieve its objective. The Fund may also hold cash and cash equivalents pending the investment of proceeds from the sale of Fund shares or portfolio securities, or to meet anticipated redemptions of Fund shares.

How the Fund is Managed

THE MANAGER.  The Manager chooses the Fund's investments and handles its day-to-day business. The Manager carries out its duties, subject to the policies established by the Fund's Board of Trustees, under an investment advisory agreement which states the Manager's responsibilities. The agreement sets the fees the Fund pays to the Manager and describes the expenses that the Fund is responsible to pay to conduct its business.

       The Manager has been an investment advisor since 1960. The Manager (and its subsidiaries and affiliates)
managed more than $120 billion in assets as of October 1, 2001, including other Oppenheimer funds, with more than
5 million shareholder accounts. The Manager is located at 498 Seventh Avenue, New York, NY 10018.

Portfolio Manager. Effective as of April 12, 2001, the portfolio managers of the Fund are Jerry Webman and
       Merrell Hora. Mr.Webman is Senior Vice President and Director of the Fixed Income Department of the
       Manager and Mr. Hora is Vice President of the Manager. Prior to joining the Manager in February 1996, Mr.
       Webman was a Vice President at Prudential Investment Corporation. Mr. Hora was formerly a Senior
       Quantitative Analyst for the Fixed Income Department's Quantitative Analysis Team (July 1998 - August
       2000). Prior to joining the Manager in July 1998 he was a quantitative analyst with a subsidiary of the
       Cargill Financial Services Group (January 1997 - September 1997) and also held numerous positions at the
       University of Minnesota from which he obtained his Ph.D in Economics.

Advisory Fees. Under the investment advisory agreement, the Fund pays the Manager an advisory fee at an annual rate which declines as the Fund's assets grow: 0.60% of the first $200 million of average annual net assets, 0.55% of the next $100 million, 0.50% of the next $200 million, 0.45% of the next $250 million,
       0.40% of the next $250 million, and 0.35% of average annual net assets over $1 billion. The Fund's management fee for its last fiscal year ended July 31, 2001, was 0.53% of average annual net assets for each class of shares.

ABOUT YOUR ACCOUNT

How to Buy Shares

HOW DO YOU BUY SHARES?  You can buy shares several ways, as described below. The Fund's Distributor,
OppenheimerFunds Distributor, Inc., may appoint servicing agents to accept purchase (and redemption) orders. The
Distributor, in its sole discretion, may reject any purchase order for the Fund's shares.
Buying Shares Through Your Dealer.  You can buy shares through any dealer, broker or financial institution that has a sales agreement with the Distributor. Your dealer will place your order with the Distributor on your behalf.
Buying Shares Through the Distributor. Complete an OppenheimerFunds New Account Application and return it with a check payable to "OppenheimerFunds Distributor, Inc." Mail it to P.O. Box 5270, Denver, Colorado 80217. If
       you don't list a dealer on the application, the Distributor will act as your agent in buying the shares.
       However, we recommend that you discuss your investment with a financial advisor before you make a purchase to be sure that the Fund is appropriate for you.

   o   Paying by Federal Funds Wire. Shares purchased through the Distributor may be paid for by Federal Funds wire. The minimum investment for purchases by Federal Funds wire is $2,500. Before sending a wire, call the Distributor's Wire Department at 1.800.525.7048 to notify the Distributor of the wire and to receive further instructions.

   o   Buying Shares Through OppenheimerFunds AccountLink. With AccountLink, you pay for shares by electronic funds transfers from your bank account. Shares are purchased for your account on the regular business day the Distributor is instructed by you to initiate the Automated Clearing House (ACH) transfer to buy shares.  You can provide those instructions automatically, under an Asset Builder Plan, described below, or by telephone instructions using OppenheimerFunds PhoneLink, also described below. Please refer to
       "AccountLink," below for more details.
   o   Buying Shares Through Asset Builder Plans. You may purchase shares of the Fund (and up to four other
       Oppenheimer funds) automatically each month from your account at a bank or other financial institution under an Asset Builder Plan with AccountLink. Details are in the Asset Builder Application and the
       Statement of Additional Information.

HOW MUCH MUST YOU INVEST?  You can buy Fund shares with a minimum initial investment of $1,000. You can make additional purchases at any time with as little as $25. There are reduced minimum investments under special investment plans.
   o   With Asset Builder Plans, Automatic Exchange Plans and military allotment plans, you can make initial and subsequent investments for as little as $25. You can make additional purchases of at least $25 by telephone through AccountLink.
   o   The minimum investment requirement does not apply to reinvesting dividends from the Fund or other
       Oppenheimer funds (a list of them appears in the Statement of Additional Information, or you can ask your dealer or call the Transfer Agent), or reinvesting distributions from unit investment trusts that have made arrangements with the Distributor.

AT WHAT PRICE ARE SHARES SOLD?  Shares are sold at their offering price, which is the net asset value per share plus any initial sales charge that applies. The offering price that applies to a purchase order is based on the next calculation of the net asset value per share that is made after the Distributor receives the purchase order at its offices in Colorado, or after any agent appointed by the Distributor receives the order and sends it to the Distributor.
Net Asset Value. The Fund calculates the net asset value of each class of shares as of the close of The New York
       Stock Exchange, on each day the Exchange is open for trading (referred to in this Prospectus as a "regular business day"). The Exchange normally closes at 4:00 P.M., New York time, but may close earlier on some days. All references to time in this Prospectus mean "New York time".
       The net asset value per share is determined by dividing the value of the Fund's net assets attributable to a class by the number of shares of that class that are outstanding. To determine net asset value, the
       Fund's Board of Trustees has established procedures to value the Fund's securities, in general based on market value. The Board has adopted special procedures for valuing illiquid securities and obligations for which market values cannot be readily obtained.

       If, after the close of the principal market on which a security held by the Fund is traded, and before the time the Fund's securities are priced that day, a significant event occurs that the Manager deems likely to cause a material change in the value of such security, the Manager is authorized to determine a fair value for that security.  Such determinations will be subject to review by the Fund's Board of Trustees.

The Offering Price. To receive the offering price for a particular day, in most cases the Distributor or its designated agent must receive your order by the time of day The New York Stock Exchange closes that day.
       If your order is received on a day when the Exchange is closed or after it has closed, the order will receive the next offering price that is determined after your order is received.
Buying Through a Dealer. If you buy shares through a dealer, your dealer must receive the order by the close of
       The New York Stock Exchange and transmit it to the Distributor so that it is received before the
       Distributor's close of business on a regular business day (normally 5:00 P.M.) to receive that day's offering price. Otherwise, the order will receive the next offering price that is determined.

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WHAT  CLASSES OF SHARES DOES THE FUND OFFER?  The Fund offers  investors  three  different  classes of shares.  The different  classes of shares  represent  investments  in the same  portfolio  of  securities,  but the  classes are subject to  different  expenses  and will likely  have  different  share  prices.  When you buy shares,  be sure to specify the class of shares. If you do not choose a class, your investment will be made in Class A shares.
-------------------------------------------------------------------------------------------------------------------
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Class A Shares. If you buy Class A shares,  you pay an initial sales charge (on investments up to $1 million).  The amount of that sales  charge  will vary  depending  on the amount you  invest.  The sales  charge  rates are listed in "How Can You Buy Class A Shares?" below.
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Class B Shares.  If you buy Class B shares,  you pay no sales charge at the time of  purchase,  but you will pay an annual  asset-based  sales  charge.  If you sell your  shares  within  six years of  buying  them,  you will normally pay a contingent  deferred sales charge.  That contingent deferred sales charge varies depending on how long you own your shares, as described in "How Can You Buy Class B Shares?" below.
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Class C Shares.  If you buy Class C shares,  you pay no sales charge at the time of  purchase,  but you will pay an annual  asset-based  sales  charge.  If you sell your  shares  within 12  months  of buying  them,  you will normally  pay a  contingent  deferred  sales charge of 1%, as described in "How Can You Buy Class C Shares?"
       below.
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WHICH CLASS OF SHARES SHOULD YOU CHOOSE?  Once you decide that the Fund is an appropriate investment for you, the decision as to which class of shares is best suited to your needs depends on a number of factors that you should discuss with your financial advisor. Some factors to consider are how much you plan to invest and how long you plan to hold your investment. If your goals and objectives change over time and you plan to purchase additional shares, you should re-evaluate those factors to see if you should consider another class of shares. The Fund's operating costs that apply to a class of shares and the effect of the different types of sales charges on your investment will vary your investment results over time.

       The discussion below is not intended to be investment advice or a recommendation, because each investor's financial considerations are different. The discussion below assumes that you will purchase only one class of shares and not a combination of shares of different classes.  Of course these examples are based on approximations of the effects of current sales charges and expenses projected over time, and do not detail all of the considerations in selecting a class of shares.  You should analyze your options carefully with your financial advisor before making that choice.

How Long Do You Expect to Hold Your Investment?  While future financial needs cannot be predicted with certainty, knowing how long you expect to hold your investment will assist you in selecting the appropriate class of shares. Because of the effect of class-based expenses, your choice will also depend on how much you plan to invest. For example, the reduced sales charges available for larger purchases of Class A shares may, over time, offset the effect of paying an initial sales charge on your investment, compared to the effect over time of higher class-based expenses on shares of Class B or Class C .
   o   Investing for the Shorter Term. While the Fund is meant to be a long-term investment,  if you have a relatively short-term investment horizon (that is, you plan to hold your shares for not more than six years), you should probably consider purchasing Class A or Class C shares rather than Class B shares. That is because of the effect of the Class B contingent deferred sales charge if you redeem within six years, as well as the effect of the Class B asset-based sales charge on the investment return for that class in the short-term. Class C shares might be the appropriate choice (especially for investments of less than
       $100,000), because there is no initial sales charge on Class C shares, and the contingent deferred sales charge does not apply to amounts you sell after holding them one year.
       However, if you plan to invest more than $100,000 for the shorter term, then as your investment horizon increases toward six years, Class C shares might not be as advantageous as Class A shares. That is because the annual asset-based sales charge on Class C shares will have a greater impact on your account over the longer term than the reduced front-end sales charge available for larger purchases of Class A shares.

       And for investors who invest $1 million or more, in most cases Class A shares will be the most advantageous choice, no matter how long you intend to hold your shares. For that reason, the Distributor normally will not accept purchase orders of $500,000 or  more of Class B shares or $1 million or more of
       Class C shares from a single investor.
   o   Investing for the Longer Term. If you are investing less than $100,000 for the longer-term, for example for retirement, and do not expect to need access to your money for seven years or more, Class B shares may be appropriate.

Are There Differences In Account Features That Matter To You?  Some account features (such as checkwriting) may not be available to Class B or Class C shareholders. Other features (such as Automatic Withdrawal Plans)
       may not be advisable (because of the effect of the contingent deferred sales charge) for Class B or Class
       C shareholders. Therefore, you should carefully review how you plan to use your investment account before deciding which class of shares to buy. Additionally, the dividends payable to Class B and Class C shareholders will be reduced by the additional expenses borne by those classes that are not borne by Class
       A shares, such as the Class B and Class C asset-based sales charge described below and in the Statement of
       Additional Information. Share certificates are not available for Class B and Class C shares, and if you are considering using your shares as collateral for a loan, that may be a factor to consider. Also, checkwriting privileges are not available for Class B or Class C shares.  Also, checkwriting is not available on accounts subject to a contingent deferred sales charge.

How Do Share Classes Affect Payments to My Broker?  A financial advisor may receive different compensation for selling one class of shares than for selling another class. It is important to remember that Class B and
       Class C contingent deferred sales charges and asset-based sales charges have the same purpose as the front-end sales charge on sales of Class A shares: to compensate the Distributor for commissions and expenses it pays to dealers and financial institutions for selling shares. The Distributor may pay additional compensation from its own resources to securities dealers or financial institutions based upon the value of shares of the Fund owned by the dealer or financial institution for its own account or for its customers.

SPECIAL SALES CHARGE ARRANGEMENTS AND WAIVERS.  Appendix C to the Statement of Additional Information details the conditions for the waiver of sales charges that apply in certain cases, and the special sales charge rates that apply to purchases of shares of the Fund by certain groups, or under specified retirement plan arrangements or in other special types of transactions. To receive a waiver or special sales charge rate, you must advise the
Distributor when purchasing shares or the Transfer Agent when redeeming shares that the special conditions apply.

HOW CAN YOU BUY CLASS A SHARES?   Class A shares are sold at their offering price, which is normally net asset value plus an initial sales charge. However, in some cases, described below, purchases are not subject to an initial sales charge, and the offering price will be the net asset value. In other cases, reduced sales charges may be available, as described below or in the Statement of Additional Information. Out of the amount you invest, the Fund receives the net asset value to invest for your account.

       The sales charge varies depending on the amount of your purchase. A portion of the sales charge may be retained by the Distributor or allocated to your dealer as concession. The Distributor reserves the right to reallow the entire concession to dealers. The current sales charge rates and concessions paid to dealers and brokers are as follows:

                                               ----------------------- ------------------------ -------------------

                                                  Front-End Sales          Front-End Sales
---------------------------------------------       Charge As a              Charge As a          Concession as
                                                   Percentage of          Percentage of Net       Percentage of
                                                   Offering Price          Amount Invested        Offering Price
Amount of Purchase

---------------------------------------------- ----------------------- ------------------------ -------------------
                                               ----------------------- ------------------------ -------------------
Less than $50,000                                      4.75%                    4.98%                 4.00%
---------------------------------------------- ----------------------- ------------------------ -------------------
                                               ----------------------- ------------------------ -------------------
$50,000 or more but less than $100,000                 4.50%                    4.71%                 4.00%
---------------------------------------------- ----------------------- ------------------------ -------------------
                                               ----------------------- ------------------------ -------------------
$100,000 or more but less than $250,000                3.50%                    3.63%                 3.00%
---------------------------------------------- ----------------------- ------------------------ -------------------
                                               ----------------------- ------------------------ -------------------
$250,000 or more but less than $500,000                2.50%                    2.56%                 2.25%
---------------------------------------------- ----------------------- ------------------------ -------------------
---------------------------------------------- ----------------------- ------------------------ -------------------
$500,000 or more but less than $1 million              2.00%                    2.04%                 1.80%
----------------------------------------------

Can You Reduce Class A Sales Charges? You may be eligible to buy Class A shares at reduced sales charge rates under the Fund's "Right of Accumulation" or a Letter of Intent, as described in "Reduced Sales Charges"
         in the Statement of Additional Information. The Class A initial and contingent deferred sales charges are not imposed in the circumstances described in "Reduced Sales Charges" in the Statement of Additional
         Information.

Class A Contingent  Deferred  Sales Charge.  There is no initial sales charge on purchases of Class A shares of any one or more of the  Oppenheimer  funds  aggregating  $1 million or more.  The  Distributor  pays  dealers of record concessions  in an amount  equal to 0.50% of purchases  of $1 million or more (other than  purchases by  retirement plans,  which the Fund does not permit).  That  concession  will be paid only on purchases that were not previously subject to a front-end sales charge and dealer concession.

         If you redeem any of those  shares  within an  eighteen  (18) month  "holding  period"  measured  from the beginning  of the  calendar  month  during which the shares were  purchased,  a  contingent  deferred  sales charge
(called the "Class A contingent  deferred sales charge") may be deducted from the redemption  proceeds.  That sales charge  will be equal to 1.0% of the lesser of (1) the  aggregate  net asset  value of the  redeemed  shares at the time of redemption  (excluding shares purchased by reinvestment of dividends or capital gain  distributions) or (2)
the original net asset value of the redeemed  shares.  However,  the Class A contingent  deferred sales charge will not exceed the aggregate  amount of the concessions  the Distributor  paid to your dealer on all purchases of Class
A shares of all Oppenheimer funds you made that were subject to the Class A contingent deferred sales charge.

HOW CAN YOU BUY CLASS B SHARES?   Class B shares are sold at net asset value per share without an initial sales charge. However, if Class B shares are redeemed within 6 years from the beginning of the calendar month of their purchase, a contingent deferred sales charge will be deducted from the redemption proceeds. The Class B contingent deferred sales charge is paid to compensate the Distributor for its expenses of providing distribution-related services to the Fund in connection with the sale of Class B shares.

   The amount of the contingent deferred sales charge will depend on the number of years since you invested and the dollar amount being redeemed, according to the following schedule for the Class B contingent deferred sales charge holding period:

  -----------------------------------------------------
  Years Since Beginning of Month in                     Contingent Deferred Sales Charge on Redemptions In that
  Which Purchase Order Was Accepted                     Year (As % of Amount Subject to Charge)
  ----------------------------------------------------- -----------------------------------------------------------
  ----------------------------------------------------- -----------------------------------------------------------
  0-1                                                   5.0%
  ----------------------------------------------------- -----------------------------------------------------------
  ----------------------------------------------------- -----------------------------------------------------------
  1-2                                                   4.0%
  ----------------------------------------------------- -----------------------------------------------------------
  ----------------------------------------------------- -----------------------------------------------------------
  2-3                                                   3.0%
  ----------------------------------------------------- -----------------------------------------------------------
  ----------------------------------------------------- -----------------------------------------------------------
  3-4                                                   3.0%
  ----------------------------------------------------- -----------------------------------------------------------
  ----------------------------------------------------- -----------------------------------------------------------
  4-5                                                   2.0%
  ----------------------------------------------------- -----------------------------------------------------------
  ----------------------------------------------------- -----------------------------------------------------------
  5-6                                                   1.0%
  ----------------------------------------------------- -----------------------------------------------------------
  ----------------------------------------------------- -----------------------------------------------------------
  6 and following                                       None
  -----------------------------------------------------

  In the table, a "year" is a 12-month period. In applying the contingent deferred sales charge, all purchases are considered to have been made on the first regular business day of the month in which the purchase was made.

Automatic Conversion of Class B Shares. Class B shares automatically convert to Class A shares 72 months after you purchase them. This conversion feature relieves Class B shareholders of the asset-based sales charge that applies to Class B shares under the Class B Distribution and Service Plan, described below. The conversion is based on the relative net asset value of the two classes, and no sales load or other charge is imposed. When Class B shares you hold convert, any other Class B shares that were acquired by the reinvestment of dividends and distributions on the converted shares will also convert to Class A shares.
       For further information on the conversion feature and its tax implications, see "Class B Conversion" in the Statement of Additional Information.

HOW CAN YOU BUY CLASS C SHARES?  Class C shares are sold at net asset value per share without an initial sales charge. However, if Class C shares are redeemed within a holding period of 12 months from the beginning of the calendar month of their purchase, a contingent deferred sales charge of 1.0% will be deducted from the redemption proceeds. The Class C contingent deferred sales charge is paid to compensate the Distributor for its expenses of providing distribution-related services to the Fund in connection with the sale of Class C shares.

DISTRIBUTION AND SERVICE (12b-1) PLANS.

Service Plan For Class A Shares. The Fund has adopted a Service Plan for Class A shares. It reimburses the
       Distributor for a portion of its costs incurred for services provided to accounts that hold Class A shares. Reimbursement is made quarterly at an annual rate of up to 0.25% of the average annual net assets of Class A shares of the Fund. The Distributor currently uses all of those fees to compensate dealers, brokers, banks and other financial institutions quarterly for providing personal service and maintenance of accounts of their customers that hold Class A shares.

Distribution and Service Plans For Class B and Class C Shares. The Fund has adopted Distribution and Service
       Plans for Class B and Class C shares to compensate the Distributor for its services and costs in distributing Class B and Class C shares and servicing accounts. Under the plans, the Fund pays the
       Distributor an annual asset-based sales charge of 0.75% per year on Class B shares and on Class C shares.
       The Distributor also receives a service fee of 0.25% per year under each plan.

       The asset-based sales charge and service fees increase Class B and Class C expenses by up to 1.00% of the net assets per year of the respective class. Because these fees are paid out of the Fund's assets on an on-going basis, over time these fees will increase the cost of your investment and may cost you more than other types of sales charges.

       The Distributor uses the service fees to compensate dealers for providing personal services for accounts that hold Class B or Class C shares. The Distributor pays the 0.25% service fees to dealers in advance for the first year after the shares are sold by the dealer. After the shares have been held for a year, the
       Distributor pays the service fees to dealers on a quarterly basis.

       The Distributor currently pays a sales concession of 3.75% of the purchase price of Class B shares to dealers from its own resources at the time of sale. Including the advance of the service fee, the total amount paid by the Distributor to the dealer at the time of sale of Class B shares is therefore 4.00% of the purchase price. The Distributor retains the Class B asset-based sales charge.

       The Distributor currently pays a sales concession of 0.75% of the purchase price of Class C shares to dealers from its own resources at the time of sale. Including the advance of the service fee, the total amount paid by the Distributor to the dealer at the time of sale of Class C shares is therefore 1.00% of the purchase price. The Distributor plans to pay the asset-based sales charge as an ongoing concession to the dealer on Class C shares that have been outstanding for a year or more.

Special Investor Services

ACCOUNTLINK.  You can use our AccountLink feature to link your Fund account with an account at a U.S. bank or other financial institution. It must be an Automated Clearing House (ACH) member. AccountLink lets you:
   o   transmit funds electronically to purchase shares by telephone (through a service representative or by
       PhoneLink) or automatically under Asset Builder Plans, or
   o   have the Transfer Agent send redemption proceeds or to transmit dividends and distributions directly to your bank account. Please call the Transfer Agent for more information.
       You may purchase shares by telephone only after your account has been established. To purchase shares in amounts up to $250,000 through a telephone representative, call the Distributor at 1.800.852.8457.  The purchase payment will be debited from your bank account.

       AccountLink privileges should be requested on your Application or your dealer's settlement instructions if you buy your shares through a dealer. After your account is established, you can request AccountLink privileges by sending  signature-guaranteed instructions to the Transfer Agent. AccountLink privileges will apply to each shareholder listed in the registration on your account as well as to your dealer representative of record unless and until the Transfer Agent receives written instructions terminating or changing those privileges. After you establish AccountLink for your account, any change of bank account information must be made by signature-guaranteed instructions to the Transfer Agent signed by all shareholders who own the account.

PHONELINK.  PhoneLink is the OppenheimerFunds automated telephone system that enables shareholders to perform a number of account transactions automatically using a touch-tone phone. PhoneLink may be used on already-established Fund accounts after you obtain a Personal Identification Number (PIN), by calling the special
PhoneLink number, 1.800.533.3310.
Purchasing Shares. You may purchase shares in amounts up to $100,000 by phone, by calling 1.800.533.3310. You must have established AccountLink privileges to link your bank account with the Fund to pay for these purchases.
Exchanging Shares. With the OppenheimerFunds Exchange Privilege, described below, you can exchange shares automatically by phone from your Fund account to another Oppenheimer funds account you have already established by calling the special PhoneLink number.
Selling Shares. You can redeem shares by telephone automatically by calling the PhoneLink number and the Fund will send the proceeds directly to your AccountLink bank account. Please refer to "How to Sell Shares,"
       below for details.

CAN YOU SUBMIT TRANSACTION REQUESTS BY FAX?  You may send requests for certain types of account transactions to the Transfer Agent by fax (telecopier). Please call 1-800-525-7048 for information about which transactions may be handled this way. Transaction requests submitted by fax are subject to the same rules and restrictions as written and telephone requests described in this Prospectus.

OPPENHEIMERFUNDS INTERNET WEB SITE.  You can obtain information about the Fund, as well as your account balance, on the OppenheimerFunds Internet web site, at HTTP://WWW.OPPENHEIMERFUNDS.COM. Additionally, shareholders listed
                                              -------------------------------
in the account registration (and the dealer of record) may request certain account transactions through a special section of that web site. To perform account transactions, or obtain account information online, you must first obtain a user I.D. and password on that website. If you do not want to have Internet account transaction capability for your account, please call the Transfer Agent at 1.800.525.7048.  At times, the website may be inaccessible or its transaction features may be unavailable.

AUTOMATIC WITHDRAWAL AND EXCHANGE PLANS.  The Fund has several plans that enable you to sell shares automatically or exchange them to another Oppenheimer fund account on a regular basis. Please call the Transfer Agent or consult the Statement of Additional Information for details.

REINVESTMENT PRIVILEGE.  If you redeem some or all of your Class A or Class B shares of the Fund, you have up to
6 months to reinvest all or part of the redemption proceeds in Class A shares of the Fund or other Oppenheimer funds without paying a sales charge. This privilege applies only to Class A shares that you purchased subject to an initial sales charge and to Class A or Class B shares on which you paid a contingent deferred sales charge when you redeemed them. This privilege does not apply to Class C shares. You must be sure to ask the Distributor for this privilege when you send your payment.

How to Sell Shares

You can sell (redeem) some or all of your shares on any regular business day. Your shares will be sold at the next net asset value calculated after your order is received in proper form (which means that it must comply with the procedures described below) and is accepted by the Transfer Agent. The Fund lets you sell your shares by writing a letter, by wire, by using the Fund's checkwriting privilege, or by telephone. You can also set up
Automatic Withdrawal Plans to redeem shares on a regular basis. If you have questions about any of these procedures, and especially if you are redeeming shares in a special situation, such as due to the death of the owner, please call the Transfer Agent first, at 1.800.525.7048, for assistance.

Certain Requests Require a Signature Guarantee. To protect you and the Fund from fraud, the following redemption requests must be in writing and must include a signature guarantee (although there may be other situations that also require a signature guarantee):
   o   You wish to redeem more than $100,000 and receive a check
   o   The redemption check is not payable to all shareholders listed on the account statement
   o   The redemption check is not sent to the address of record on your account statement
   o   Shares are being transferred to a Fund account with a different owner or name
   o   Shares are being redeemed by someone (such as an Executor) other than the owners

Where Can You Have Your Signature Guaranteed? The Transfer Agent will accept a guarantee of your signature by a number of financial institutions, including:

     o   a U.S. bank, trust company, credit union or savings association,
     o   a foreign bank that has a U.S. correspondent bank,
     o   a U.S. registered dealer or broker in securities, municipal securities or government securities, or
     o   a U.S. national securities exchange, a registered securities association or a clearing agency.
         If you are signing on behalf of a corporation, partnership or other business or as a fiduciary, you must also include your title in the signature.

Sending  Redemption  Proceeds By Wire.  While the Fund normally sends your money by check,  you can arrange to have the proceeds of the shares you sell sent by Federal  Funds wire to a bank account you  designate.  It must be a commercial bank that is a member of the Federal Reserve wire system.  The minimum  redemption you can have sent by wire is $2,500.  There is a $10 fee for each wire.  To find out how to set up this feature on your account or to arrange a wire, call the Transfer agent at 1.800.852.8457.

HOW DO YOU SELL SHARES BY MAIL?  Write a "letter of instructions" that includes:
   o   Your name
   o   The Fund's name
   o   Your Fund account number (from your account statement)
   o   The dollar amount or number of shares to be redeemed
   o   Any special payment instructions
   o   Any share certificates for the shares you are selling
   o   The signatures of all registered owners exactly as the account is registered, and
   o   Any special documents requested by the Transfer Agent to assure proper authorization of the person asking to sell the shares.

------------------------------------------------------------ ---------------------------------------------------------
Use the following address for                                Send courier or express mail
requests by mail:                                            requests to:
OppenheimerFunds Services                                    OppenheimerFunds Services
P.O. Box 5270                                                10200 E. Girard Avenue, Building D
Denver, Colorado 80217                                       Denver, Colorado 80231
------------------------------------------------------------ ---------------------------------------------------------

HOW DO YOU SELL SHARES BY TELEPHONE?  You and your dealer representative of record may also sell your shares by telephone. To receive the redemption price calculated on a particular regular business day, your call must be received by the Transfer Agent by the close of The New York Stock Exchange that day, which is normally 4:00 P.M., but may be earlier on some days. You may not redeem shares held under a share certificate by telephone.
   o   To redeem shares through a service representative, call 1.800.852.8457
   o   To redeem shares automatically on PhoneLink, call 1.800.533.3310
       Whichever method you use, you may have a check sent to the address on the account statement, or, if you have linked your Fund account to your bank account on AccountLink, you may have the proceeds sent to that bank  account.

Are There Limits On Amounts Redeemed By Telephone?

Telephone Redemptions Paid by Check. Up to $100,000 may be redeemed by telephone in any 7-day period. The check must be payable to all owners of record of the shares and must be sent to the address on the account statement. This service is not available within 30 days of changing the address on an account.
Telephone Redemptions Through AccountLink or Wire. There are no dollar limits on telephone redemption proceeds sent to a bank account designated when you establish AccountLink. Normally the ACH transfer to your bank is initiated on the business day after the redemption. You do not receive dividends on the proceeds of the shares you redeemed while they are waiting to be transferred.
       Shareholders may also have the Transfer Agent send redemption proceeds of $2,500 or more by Federal Funds wire to a designated commercial bank account. The bank must be a member of the Federal Reserve wire system. There is a $10 fee for each Federal Funds wire. To place a wire redemption request, call the
       Transfer Agent at 1.800.852.8457. The wire will normally be transmitted on the next bank business day after the shares are redeemed. There is a possibility that the wire may be delayed up to seven days to enable the Fund to sell securities to pay the redemption proceeds. No dividends are accrued or paid on the proceeds of shares that have been redeemed and are awaiting transmittal by wire. To establish wire redemption privileges on an account that is already established, please contact the Transfer Agent for instructions.

CHECKWRITING.  To write checks against your Fund account, request that privilege on your account Application, or contact the Transfer Agent for signature cards. They must be signed (with a signature guarantee) by all owners of the account and returned to the Transfer Agent so that checks can be sent to you to use. Shareholders with joint accounts can elect in writing to have checks paid over the signature of one owner. If you previously signed a signature card to establish checkwriting in another Oppenheimer fund, simply call 1.800.525.7048 to request checkwriting for an account in this Fund with the same registration as the other account.
   o   Checks can be written to the order of whomever you wish, but may not be cashed at the bank. The checks are payable through the Fund's custodian bank.
   o   Checkwriting privileges are not available for accounts holding shares that are subject to a contingent deferred sales charge.
   o   Checks must be written for at least $100.
   o   Checks cannot be paid if they are written for more than your account value. Remember: your shares fluctuate in value and you should not write a check close to the total account value.
   o   You may not write a check that would require the Fund to redeem shares that were purchased by check or
       Asset Builder Plan payments within the prior 10 days.
   o   Don't use your checks if you changed your Fund account number, until you receive new  checks.

CAN YOU SELL SHARES THROUGH YOUR DEALER?  The Distributor has made arrangements to repurchase Fund shares from dealers and brokers on behalf of their customers. Brokers or dealers may charge for that service. If your shares are held in the name of your dealer, you must redeem them through your dealer.

HOW CONTINGENT DEFERRED SALES CHARGES AFFECT REDEMPTIONS. If you purchase shares subject to a Class A, Class B or
Class C contingent deferred sales charge and redeem any of those shares during the applicable holding period for the class of shares you own, the contingent deferred sales charge will be deducted from the redemption proceeds
(unless you are eligible for a waiver of that sales charge based on the categories listed in Appendix C to the
Statement of Additional Information and you advise the Transfer Agent of your eligibility for the waiver when you
                                    ---
place your redemption request).

         A contingent deferred sales charge will be based on the lesser of the net asset value of the redeemed shares at the time of redemption or the original net asset value. A contingent deferred sales charge is not imposed on:
     o   the amount of your account value represented by an increase in net asset value over the initial purchase price,
     o   shares purchased by the reinvestment of dividends or capital gains distributions, or
     o   shares redeemed in the special circumstances described in Appendix C to the Statement of Additional
         Information.

         To determine whether a contingent deferred sales charge applies to a redemption, the Fund redeems shares in the following order:
     1.  shares acquired by reinvestment of dividends and capital gains distributions,
     2.  shares held for the holding period that applies to the class, and
     3.  shares held the longest during the holding period.

         Contingent deferred sales charges are not charged when you exchange shares of the Fund for shares of other Oppenheimer funds. However, if you exchange them within the applicable contingent deferred sales charge holding period, the holding period will carry over to the fund whose shares you acquire. Similarly, if you acquire shares of this Fund by exchanging shares of another Oppenheimer fund that are still subject to a contingent deferred sales charge holding period, that holding period will carry over to this Fund.

How to Exchange Shares

Shares of the Fund may be exchanged for shares of certain Oppenheimer funds at net asset value per share at the time of exchange, without sales charge.  Shares of the Fund can be purchased by exchange of shares of other
Oppenheimer funds on the same basis.  To exchange shares, you must meet several conditions:
   o   Shares of the fund selected for exchange must be available for sale in your state of residence.
   o   The prospectuses of both funds must offer the exchange privilege.
   o   You must hold the shares you buy when you establish your account for at least 7 days before you can exchange them. After the account is open 7 days, you can exchange shares every regular business day.
   o   You must meet the minimum purchase requirements for the fund whose shares you purchase by exchange.
   o   Before exchanging into a fund, you must obtain and read its prospectus.

Shares of a particular class of the Fund may be exchanged only for shares of the same class in  the other
Oppenheimer funds. For example, you can exchange Class A shares of this Fund only for Class A shares of another fund. In some cases, sales charges may be imposed on exchange transactions. For tax purposes, exchanges of shares involve a sale of the shares of the fund you own and a purchase of the shares of the other fund, which may result in a capital gain or loss. Please refer to "How to Exchange Shares" in the Statement of Additional Information
for more details.

       You can find a list of Oppenheimer funds currently available for exchanges in the Statement of Additional
Information or obtain one by calling a service representative at 1.800.525.7048. That list can change from time to time.

HOW DO YOU SUBMIT EXCHANGE REQUESTS?  Exchanges may be requested in writing or by telephone:
Written Exchange Requests. Submit an OppenheimerFunds Exchange Request form, signed by all owners of the account.
       Send it to the Transfer Agent at the address on the Back Cover.  Exchanges of shares held under certificates cannot be processed unless the Transfer Agent receives the certificates with the request.
Telephone Exchange Requests. Telephone exchange requests may be made either by calling a service representative at 1.800.852.8457, or by using PhoneLink for automated exchanges by calling 1.800.533.3310. Telephone exchanges may be made only between accounts that are registered with the same name(s) and address. Shares held under certificates may not be exchanged by telephone.

ARE THERE LIMITATIONS ON EXCHANGES?  There are certain exchange policies you should be aware of:
   o   Shares are normally redeemed from one fund and purchased from the other fund in the exchange transaction on the same regular business day on which the Transfer Agent receives an exchange request that conforms to the policies described above. It must be received by the close of The New York Stock Exchange that day, which is normally 4:00 P.M. but may be earlier on some days.
   o   The interests of the Fund's long-term shareholders and its ability to manage its investments may be adversely affected when its shares are repeatedly bought and sold in response to short-term market fluctuations--also known as "market timing." When large dollar amounts are involved, the Fund may have difficultly implementing long-term investment strategies, because it cannot predict how much cash it will have to invest. Market timing also may force the Fund to sell portfolio securities at disadvantageous times to raise the cash needed to buy a market timer's Fund shares. These factors may hurt the Fund's performance and its shareholders. When the Manager believes frequent trading would have a disruptive effect on the Fund's ability to manage its investments, the Manager and the Fund may reject purchase orders and exchanges into the Fund by any person, group or account that the Manager believes to be a market timer.

   o   The Fund may amend, suspend or terminate the exchange privilege at any time. The Fund will provide you notice whenever it is required to do so by applicable law, but it may impose changes at any time for emergency purposes.
   o   If the Transfer Agent cannot exchange all the shares you request because of a restriction cited above, only the shares eligible for exchange will be exchanged.

Shareholder Account Rules and Policies

       More information about the Fund's policies and procedures for buying, selling and exchanging shares is continued in the Statement of Additional Information.

The offering of shares may be suspended during any period in which the determination of net asset value is suspended, and the offering may be suspended by the Board of Trustees at any time the Board believes it is in the Fund's best interest to do so.

Telephone transaction privileges for purchases, redemptions or exchanges may be modified, suspended or terminated by the Fund at any time. The Fund will provide you notice whenever it is required to do so by applicable law. If an account has more than one owner, the Fund and the Transfer Agent may rely on the instructions of any one owner. Telephone privileges apply to each owner of the account and the dealer representative of record for the account unless the Transfer Agent receives cancellation instructions from an owner of the account.

The Transfer Agent will record any telephone calls to verify data concerning transactions and has adopted other procedures to confirm that telephone instructions are genuine, by requiring callers to provide tax identification numbers and other account data or by using PINs, and by confirming such transactions in writing. The Transfer Agent and the Fund will not be liable for losses or expenses arising out of telephone instructions reasonably believed to be genuine.
Redemption or transfer requests will not be honored until the Transfer Agent receives all required documents in proper form. From time to time, the Transfer Agent in its  discretion may waive certain of the requirements for redemptions stated in this Prospectus.
Dealers that can perform account transactions for their clients by participating in NETWORKING  through the
       National Securities Clearing Corporation are responsible for obtaining their clients' permission to perform those transactions, and are responsible to their clients who are shareholders of the Fund if the dealer performs any transaction erroneously or improperly.
The redemption prices for shares will vary from day to day because the value of the securities in the Fund's portfolio fluctuates. The redemption price, which is the net asset value per share, will normally differ for each class of shares. The redemption value of your shares may be more or less than their original cost.
Payment for redeemed shares ordinarily is made in cash. It is forwarded by check or through AccountLink or by
       Federal Funds wire (as elected by the shareholder) within seven days after the Transfer Agent receives redemption instructions in proper form. However, under unusual circumstances determined by the Securities and Exchange Commission, payment may be delayed or suspended. For accounts registered in the name of a broker-dealer, payment will normally be forwarded within three business days after redemption.
The Transfer Agent may delay forwarding a check or processing a payment via AccountLink for recently purchased shares, but only until the purchase payment has cleared. That delay may be as much as 10 days from the date the shares were purchased. That delay may be avoided if you purchase shares by Federal Funds wire or certified check, or arrange with your bank to provide telephone or written assurance to the Transfer Agent that your purchase payment has cleared.
Involuntary redemptions of small accounts may be made by the Fund if the account value has fallen below $200 for reasons other than the fact that the market value of shares has dropped. In some cases involuntary redemptions may be made to repay the Distributor for losses from the cancellation of share purchase orders.
Shares may be "redeemed in kind" under unusual circumstances (such as a lack of liquidity in the Fund's portfolio to meet redemptions). This means that the redemption proceeds will be paid with liquid securities from the
       Fund's portfolio.
"Backup Withholding" of Federal income tax may be applied against taxable dividends, distributions and redemption proceeds (including exchanges) if you fail to furnish the Fund your correct, certified Social Security or
       Employer Identification Number when you sign your application, or if you under-report your income to the
       Internal Revenue Service.

To avoid  sending  duplicate  copies of  materials  to  households,  the Fund will mail only one copy of each prospectus,  annual  and  semi-annual  report  and  annual  notice  of the  Fund's  privacy  policy to shareholders  having the same last name and  address  on the  Fund's  records.  The  consolidation  of these mailings, called householding, benefits the Fund through reduced mailing expense.

       If you want to  receive  multiple  copies  of these  materials,  you may  call the  Transfer  Agent at
       1.800.525.7048.   You  may  also  notify  the  Transfer  Agent  in  writing.   Individual   copies  of
       prospectuses  and  reports  and  privacy  notices  will be sent to you  commencing  30 days  after the
       Transfer Agent receives your request to stop householding.

Dividends and Taxes

DIVIDENDS.  The Fund intends to declare dividends separately for Class A, Class B and Class C shares from net tax-exempt income and/or net investment income each regular business day and to pay those dividends to shareholders monthly on a date selected by the Board of Trustees. Daily dividends will not be declared or paid on newly purchased shares until Federal Funds are available to the Fund from the purchase payment for such shares.

       The Fund attempts to pay dividends on Class A shares at a constant level. There is no assurance that it will be able to do so. The Board of Trustees may change the targeted dividend level at any time, without prior notice to shareholders. Additionally, the amount of those dividends and the distributions paid on Class B and C shares may vary over time, depending on market conditions, the composition of the Fund's portfolio, and expenses borne by the particular class of shares. Dividends and distributions paid on Class A shares will generally be higher than for Class B and Class C shares, which normally have higher expenses than Class A. The Fund cannot guarantee that it will pay any dividends or distributions.

CAPITAL GAINS.  Although the Fund does not seek capital gains, it may realize capital gains on the sale of portfolio securities. If it does, it may make distributions out of any net short-term or long-term capital gains in December of each year. The Fund may make supplemental distributions of dividends and capital gains following the end of its fiscal year. Long-term capital gains will be separately identified in the tax information the Fund sends you after the end of the calendar year.

WHAT CHOICES  DO YOU HAVE FOR RECEIVING DISTRIBUTIONS?  When you open your account, specify on your application how you want to receive your dividends and distributions. You have four options:
Reinvest All Distributions in the Fund. You can elect to reinvest all dividends and capital gains distributions in additional shares of the Fund.
Reinvest Dividends or Capital Gains. You can elect to reinvest some distributions (dividends, short-term capital gains or long-term capital gains distributions) in the Fund while receiving the other types of distributions by check or having them sent to your bank account through AccountLink.
Receive All Distributions in Cash. You can elect to receive a check for all dividends and capital gains distributions or have them sent to your bank through AccountLink.
Reinvest Your Distributions in Another OppenheimerFunds Account. You can reinvest all distributions in the same class of shares of another Oppenheimer fund account you have established.

TAXES.  Dividends paid from net investment income earned by the Fund on municipal securities will be excludable from gross income for federal individual income tax purposes. A portion of a dividend that is derived from interest paid on certain "private activity bonds" may be an item of tax preference if you are subject to the federal alternative minimum tax. If the Fund earns interest on taxable investments, any dividends derived from those earnings will be taxable as ordinary income to shareholders.

       Dividends and capital gains distributions may be subject to state or local taxes. Long-term capital gains are taxable as long-term capital gains for federal income tax purposes when distributed to shareholders. It does not matter how long you have held your shares. Dividends paid from short-term capital gains are taxable as ordinary income. Whether you reinvest your distributions in additional shares or take them in cash, the tax treatment is the same. Every year the Fund will send you and the IRS a statement showing the amount of any taxable distribution you received in the previous year as well as the amount of your tax-exempt income.

Remember There May be Taxes on Transactions. Even though the Fund seeks to distribute tax-exempt income to shareholders, you may have a capital gain or loss when you sell or exchange your shares. A capital gain or loss is the difference between the price you paid for the shares and the price you received when you sold them. Any capital gain is subject to capital gains tax.
Returns of Capital Can Occur. In certain cases, distributions made by the Fund may be considered a non-taxable return of capital to shareholders. If that occurs, it will be identified in notices to shareholders.

       This information is only a summary of certain federal income tax information about your investment. You should consult with your tax adviser about the effect of an investment in the Fund on your particular tax situation.

Financial Highlights

FINANCIAL HIGHLIGHTS

Year           Year

Ended          Ended
                                                                                                        July
31,       Dec. 31,
Class A                                            2000          1999          1998           1997
1996(1)           1995
===============================================================================================================================

Per Share Operating Data

Net asset value, beginning of period             $10.02        $10.27        $10.24         $ 9.74
$9.98          $8.93
-------------------------------------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
Net investment income                               .52           .52           .51            .55
 .32            .54
Net realized and unrealized gain (loss)            (.61)         (.25)          .04            .49
(.25)          1.06

------------------------------------------------------------------------------
Total income (loss) from
investment operations                              (.09)          .27           .55           1.04
 .07           1.60
-------------------------------------------------------------------------------------------------------------------------------
Dividends and/or distributions to shareholders:
Dividends from net investment income               (.52)         (.52)         (.52)          (.54)
(.31)          (.54)
Dividends in excess of net
investment income                                    --            --            --             --
--           (.01)
Distributions from net realized gain               (.06)           --            --             --
--             --

------------------------------------------------------------------------------
Total dividends and/or distributions
to shareholders                                    (.58)         (.52)         (.52)          (.54)
(.31)          (.55)
-------------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                   $ 9.35        $10.02        $10.27         $10.24
$9.74          $9.98

==============================================================================

===============================================================================================================================
Total Return, at Net Asset Value(2)               (0.85)%        2.57%         5.55%         10.97%
0.77%         18.28%

===============================================================================================================================
Ratios/Supplemental Data

Net assets, end of period (in thousands)       $482,152      $568,673      $579,570       $586,546
$590,299       $634,473
-------------------------------------------------------------------------------------------------------------------------------
Average net assets (in thousands)              $515,007      $587,197      $581,630       $582,624
$606,509       $569,859
-------------------------------------------------------------------------------------------------------------------------------
Ratios to average net assets:(3)
Net investment income                              5.54%         5.00%         5.00%          5.55%
5.58%          5.65%
Expenses                                           0.90%         0.87%         0.87%(4)       0.87%(4)
0.92%(4)       0.88%(4)
-------------------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                              14%           18%           21%            24%
24%            25%

1. For the seven months ended July 31, 1996. The Fund changed its fiscal year end from December 31 to July 31.
2. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period (or inception of offering), with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns.
Total returns are not annualized for periods of less than one full year.
3. Annualized for periods of less than one full year.
4. Expense ratio has not been grossed up to reflect the effect of expenses paid indirectly.

 | OPPENHEIMER MUNICIPAL BOND FUND

FINANCIAL HIGHLIGHTS  Continued

Year          Year

Ended         Ended
                                                                                                         July
31,      Dec. 31,
Class B                                              2000          1999          1998          1997
1996(1)          1995
===============================================================================================================================

Per Share Operating Data

Net asset value, beginning of period               $10.00        $10.25        $10.22        $ 9.73
$9.96         $8.92
-------------------------------------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
Net investment income                                 .43           .44           .43           .47
 .27           .47
Net realized and unrealized gain (loss)              (.60)         (.25)          .04           .48
(.23)         1.05

----------------------------------------------------------------------------
Total income (loss) from investment
operations                                           (.17)          .19           .47           .95
 .04          1.52
-------------------------------------------------------------------------------------------------------------------------------
Dividends and/or distributions to shareholders:
Dividends from net investment income                 (.44)         (.44)         (.44)         (.46)
(.27)         (.47)
Dividends in excess of net
investment income                                      --            --            --            --
--          (.01)
Distributions from net realized gain                 (.06)           --            --            --
--            --

----------------------------------------------------------------------------
Total dividends and/or distributions
to shareholders                                      (.50)         (.44)         (.44)         (.46)
(.27)         (.48)
-------------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                     $ 9.33        $10.00        $10.25        $10.22
$9.73         $9.96

============================================================================

===============================================================================================================================
Total Return, at Net Asset Value(2)                 (1.62)%        1.78%         4.75%        10.05%
0.43%        17.30%

===============================================================================================================================
Ratios/Supplemental Data

Net assets, end of period (in thousands)          $57,204       $90,022       $91,677       $83,897
$74,055       $72,488
-------------------------------------------------------------------------------------------------------------------------------
Average net assets (in thousands)                 $70,072       $96,352       $88,531       $77,881
$73,047       $63,669
-------------------------------------------------------------------------------------------------------------------------------
Ratios to average net assets:(3)
Net investment income                                4.75%         4.22%         4.21%         4.76%
4.79%         4.84%
Expenses                                             1.67%         1.65%         1.65%(4)      1.65%(4)
1.70%(4)      1.68%(4)
-------------------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                14%           18%           21%           24%
24%           25%

1. For the seven months ended July 31, 1996. The Fund changed its fiscal year end from December 31 to July 31.
2. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period (or inception of offering), with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns.
Total returns are not annualized for periods of less than one full year.
3. Annualized for periods of less than one full year.
4. Expense ratio has not been grossed up to reflect the effect of expenses paid indirectly.

 | OPPENHEIMER MUNICIPAL BOND FUND

                                                                                                 Year         Year
                                                                                                Ended        Ended
                                                                                             July 31,     Dec. 31,
Class C                                           2000       1999       1998         1997     1996(1)      1995(2)
==================================================================================================================

Per Share Operating Data

Net asset value, beginning of period            $10.00     $10.25     $10.22       $ 9.73       $9.96        $9.58
------------------------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
Net investment income                              .44        .44        .43          .46         .27          .15
Net realized and unrealized gain (loss)           (.61)      (.25)       .04          .49        (.23)         .39
                                                ------------------------------------------------------------------
Total income (loss) from investment
operations                                        (.17)       .19        .47          .95         .04          .54
------------------------------------------------------------------------------------------------------------------
Dividends and/or distributions to shareholders:
Dividends from net investment income              (.44)      (.44)      (.44)        (.46)       (.27)        (.15)
Dividends in excess of net
investment income                                   --         --         --           --          --         (.01)
Distributions from net realized gain              (.06)        --         --           --          --           --
                                                ------------------------------------------------------------------
Total dividends and/or distributions
to shareholders                                   (.50)      (.44)      (.44)        (.46)       (.27)        (.16)
------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                  $ 9.33     $10.00     $10.25       $10.22       $9.73        $9.96
                                                ==================================================================

==================================================================================================================
Total Return, at Net Asset Value(3)              (1.62)%     1.78%      4.75%       10.03%       0.40%        5.64%

==================================================================================================================
Ratios/Supplemental Data

Net assets, end of period (in thousands)       $12,173    $18,621    $12,857       $8,648      $4,210       $1,975
------------------------------------------------------------------------------------------------------------------
Average net assets (in thousands)              $14,497    $16,868    $10,655       $5,724      $3,105       $1,506
------------------------------------------------------------------------------------------------------------------
Ratios to average net assets:(4)
Net investment income                             4.76%      4.22%      4.30%        4.72%       4.72%        4.49%
Expenses                                          1.67%      1.65%      1.64%(5)     1.67%(5)    1.75%(5)
1.64%(5)
------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                             14%        18%        21%          24%         24%          25%

1. For the seven months ended July 31, 1996. The Fund changed its fiscal year end from December 31 to July 31.
2. For the period from August 29, 1995 (inception of offering) to December 31,
1995.
3. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period (or inception of offering), with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns.
Total returns are not annualized for periods of less than one full year.
4. Annualized for periods of less than one full year.
5. Expense ratio has not been grossed up to reflect the effect of expenses paid indirectly.

 | OPPENHEIMER MUNICIPAL BOND FUND

The Financial Highlights Table is presented to help you understand the Fund's financial performance for the last five years. Certain information reflects financial results for a single Fund share. The total returns in the table represent the rate that an investor would have earned (or lost) on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been audited by KPMG LLP, the Fund's independent auditors, whose report, along with the Fund's financial statements, is included in the Statement of
Additional Information, which is available on request.

                                             Appendix to Prospectus of
                                          Oppenheimer Municipal Bond Fund

         Graphic Material included in the Prospectus of Oppenheimer Municipal Bond Fund: "Annual Total Returns
(Class A) (% as of 7/31 each year)":

         A bar chart will be included in the Prospectus of Oppenheimer Municipal Bond Fund (the "Fund") depicting the annual total returns of a hypothetical investment in Class A shares of the Fund for each of the last ten calendar years, without deducting sales charges. Set forth below are the relevant data points that will appear on the bar chart.

                           Calendar         Oppenheimer
                           Year                      Municipal Bond Fund
                           Ended                     Class A Shares
                           -----                     --------------
                           12/31/00                          7.98%
                           12/31/99                         -5.09%
                           12/31/98                          6.05%
                           12/31/97                          9.38%
                           12/31/96                          5.17%
                           12/31/95                         18.28%
                           12/31/94                         -9.19%
                           12/31/93                         13.79%
                           12/31/92                          9.20%
                           12/31/91                         12.11%

INFORMATION AND SERVICES

For More Information on Oppenheimer Municipal Bond Fund:
The following additional information about the Fund is available without charge upon request:

STATEMENT OF ADDITIONAL INFORMATION   This document includes additional information about the Fund's investment policies, risks, and operations. It is incorporated by reference into this Prospectus (which means it is legally part of this Prospectus).

ANNUAL AND SEMI-ANNUAL REPORTS   Additional information about the Fund's investments and performance is available in the Fund's Annual and Semi-Annual Reports to shareholders. The Annual Report includes a discussion of market conditions and investment strategies that significantly affected the Fund's performance during its last fiscal year.

How to Get More Information:

You can request the Statement of Additional Information, the Annual and Semi-Annual Reports, the notice explaining the Fund's privacy policy and other information about the Fund or your account:

------------------------------------------------ ------------------------------------------------------------------
By Telephone:                                    Call OppenheimerFunds Services toll-free:
                                                 1.800.525.7048
------------------------------------------------ ------------------------------------------------------------------
------------------------------------------------ ------------------------------------------------------------------
By Mail:                                         Write to:
                                                 OppenheimerFunds Services
                                                 P.O. Box 5270
                                                 Denver, Colorado 80217-5270

------------------------------------------------ ------------------------------------------------------------------
------------------------------------------------ ------------------------------------------------------------------
On the Internet:                                 You can send us a request by e-mail or read or down-load
                                                 documents on
                                                 the OppenheimerFunds web site:
                                                 HTTP://WWW.OPPENHEIMERFUNDS.COM
                                                 -------------------------------
------------------------------------------------ ------------------------------------------------------------------

Information about the Fund including the Statement of Additional Information can be reviewed and copied at the
SEC's Public Reference Room in Washington, D.C. Information on the operations of the Public Reference Room may be obtained by calling the SEC at 1.202.942.8090. Reports and other information about the Fund are available on the
EDGAR database on the SEC's Internet web site at HTTP://WWW.SEC.GOV. Copies may be obtained after payment of a
                                                 ------------------
duplicating fee by electronic request at the request SEC's e-mail address: HTTP://WWW. PUBLICINFO@SEC.GOV or by
                                                                           ----------  ------------------
writing to the SEC's Public Reference Section, Washington, D.C. 20549-0102.

No one has been authorized to provide any information about the Fund or to make any representations about the
Fund other than what is contained in this Prospectus. This Prospectus is not an offer to sell shares of the Fund, nor a solicitation of an offer to buy shares of the Fund, to any person in any state or other jurisdiction where it is unlawful to make such an offer.

The Fund's SEC File No. 811-2668                             The Fund's shares are distributed by:
PR0310.001.1101.                                     [logo] Oppenheimer Funds Distributors, Inc.
Printed on recycled paper.                                                          Distributor, Inc.